UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2014

Smith Micro Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-35525	33-0029027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Columbia

Aliso Viejo, California 92656

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 362-5800

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 7, 2014, Smith Micro Software, Inc. (the “Company”) received a letter from the Nasdaq Stock Market LLC (“Nasdaq”) which stated that, based upon the reported stockholders’ equity of $9,610,000 disclosed in the Company’s Form 10-Q for the period ended June 30, 2014, the Company no longer meets the requirement set forth in Nasdaq Rule 5450(b)(1)(A), which requires companies listed on the Nasdaq Global Select Market to maintain a minimum of $10,000,000 in stockholders’ equity for continued listing (the “Minimum Stockholders’ Equity Rule”).

In accordance with Nasdaq’s Rules, the Company has been provided with a period of 45 calendar days to submit a plan to regain compliance. If the Company’s plan is accepted, Nasdaq can grant an extension of up to 180 calendar days from the date of the letter, or until February 3, 2015, to regain compliance with the Minimum Stockholders’ Equity Rule. The Company intends to submit a plan to Nasdaq within such 45 day period and is currently considering available options to regain compliance with the Minimum Stockholders’ Equity Rule as promptly as possible. The Company will also have the option to file a transfer application to list the Company’s securities on the Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH MICRO SOFTWARE, INC.

Date: August 13, 2014	/s/ Steven M. Yasbek
Steven M. Yasbek
Vice President and Chief Financial Officer

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